#014 Putnam High Yield Trust
8/31/04 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A

Putnam Management has agreed to assume certain expenses incurred by the fund in connection with allegations of improper short term trading activity. During the funds fiscal period, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $121,413.



72DD1 (000s omitted)

Class A	 	$159,003
Class B          53,983
Class C           6,324

72DD2 (000s omitted)

Class M		$2,803
Class R		     4
Class Y		18,727

73A1

Class A		$0.594
Class B 		 0.534
Class C		 0.534

73A2

Class M 		$0.572
Class R		 0.572
Class Y		 0.618

74U1 (000s omitted)

Class A		 241,008
Class B		  84,620
Class C		   8,033

74U2 (000s omitted)

Class M		   3,294

Class R		      9
Class Y		 30,689

74V1

Class A		$7.98
Class B		 7.94
Class C		 7.95

74V2

Class M		$7.98
Class R		 7.98
Class Y		 7.96